UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        August 20, 2019

U.S. Xpress Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38528	62-1378182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4080 Jenkins Road
Chattanooga, Tennessee	37421
(Address of Principal Executive Offices)	(Zip Code)

(423) 510-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	USX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2019, the Compensation Committee of the Board of Directors (the “Board”) of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Company”), approved and awarded (i) a pro-rated portion of the annual restricted stock unit (“RSU”) award, representing 9,147 shares of our Class A common stock, and (ii) a pro-rated payment of the annual cash retainer, totaling $39,750, to Ms. Lisa Quinn Pate for her service as a non-employee director for a portion of 2019.

On August 20, 2019, the Compensation Committee also approved (i) the continued vesting of an RSU award, totaling 10,152 shares of our Class A common stock, and (ii) a payment of the remainder of his annual cash retainer, totaling $63,750, to Mr. Philip V. Connors for his service as a non-employee director, lead independent director, and Chair of the Compensation Committee for a portion of 2019.

Although rights to the RSU award and annual cash retainer would otherwise terminate upon departure from the Board, the Company will (i) allow the RSU awards to Ms. Pate and Mr. Connors to vest at the regularly scheduled vesting dates and (ii) pay the remaining cash retainer payments to Ms. Pate and Mr. Connors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Xpress Enterprises, Inc.
(Registrant)

Date: August 26, 2019	By:	/s/ Eric A. Peterson
Eric A. Peterson
Chief Financial Officer, Treasurer, and Secretary